EMERGING HOLDINGS, INC.

Form C-AR

Annual Report
2025

January 21, 2026

Annual Report 2025

This Form C-AR (including the cover page and all exhibits attached hereto, the "Form C-AR) is being furnished by Emerging Holdings, Inc., a Nevada Corporation (the "Company," as well as references to "we," "us," or "our") for the sole purpose of providing certain information about the Company as required by the Securities and Exchange Commission ("SEC").

No federal or state securities commission or regulatory authority has passed upon the accuracy or adequacy of this document The US Securities and Exchange Commission does not pass upon the accuracy or completeness of any disclosure document or literature. The Company is filing this Form C-AR pursuant to Regulation CF (§ 227.100 et seq.) which requires that it must file a report with the Commission annually and post the report on its website https://www.emrhinc.com no later than 120 days after the end of each fiscal year covered by the report. The Company may terminate its reporting obligations in the future in accordance with Rule 202(b) of Regulation CF(§ 227.202(b)) by 1) being required to file reports under Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, 2) filing at least one annual report pursuant to Regulation CF and having fewer than 300 holders of record,
3) filing annual reports for three years pursuant to Regulation CF and having assets equal to or less than $10,000,000, 4) the repurchase of all the Securities sold pursuant to Regulation CF by the Company or another party, or 5) the liquidation or dissolution of the Company

THIS FORM C-AR DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR SELL SECURITIES.

Forward Looking Statement Disclosure

This Form C-AR and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C-AR are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C-AR and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C-AR, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Form C-AR or any documents incorporated by reference herein or therein speaks only as of the date of this Form C-AR. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Questions and Answers

1. What is the legal status (including its form of organization, jurisdiction in which it is organized and date of organization), physical address and website of the Company? (§ **227.201(a))**

Emerging Holdings, Inc. ("Company") is a corporation formed on July 1, 2004 in Nevada. The Company's physical address is 10409 Pacific Palisades Ave, Las Vegas, NV 89144. The Company's website may be accessed at www.emrhinc.com.

2. What are the names of the directors and officers (and any persons occupying a similar status or performing a similar function) of the Company, all positions and offices with the Company held by such persons, the period of time in which such persons served in the position or office and their business experience during the past three years, including: each person's principal occupation and employment, including whether any officer is employed by another employer; and the name and principal business of any corporation or other organization in which such occupation and employment took place? For purposes of this question, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person routinely performing similar functions. (§ 227.201(b))

Junhua Guo		
Board Positions		
Dates	**Position**	**Principal Occupation**
March 2021 - Present	Board Member	Board Director

Wei Zhou		
Board Positions		
Dates	**Position**	**Principal Occupation**
March 2021 - Present	Board Member	Board Director

Junhua Guo		
Officer Positions		
Dates	**Position**	**Responsibilities**
March 2021 - Present	President, Secretary/Treasurer	Management

Officer Positions		
Dates	**Position**	**Responsibilities**

Junhua Guo		
Business Experience		
Dates	**Organization**	**Title, Principal Business, and Responsibilities**
2021 - Present	Emerging Holdings, Inc.	President, Secretary/Treasurer, management
Wei Zhou		
Business Experience		
Dates	**Organization**	**Title, Principal Business, and Responsibilities**
2021 - Present	Emerging Holdings, Inc.	Director, management

3. What is the name and ownership level of each person, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, who is a beneficial owner of 20 percent or more of the Company's outstanding voting equity securities, calculated on the basis of voting power?(§ 227.201(c) and portions of§ 227.201(m))

Name of Holder	No. and Class of Securities Now Held	% Voting Power Prior to Offering
Joseph Bartel	120,000,000 Common Stock Shares	4.9%
Junhua Guo	1,000 Preferred Series L Stock shares	95.0%

4. Describe the business of the Company and the anticipated business plan of the Company. (§227.201(d))

Emerging Holdings, Inc. (the "Company", Emerging) was organized as a Nevada corporation on July 1, 2004 to develop and distribute technology-related products and services. Specifically, Emerging Holdings, Inc. had been exploring investment opportunities in the People's Republic of China and Dubai since it was just established. In March 2021, the new management team took control of Emerging Holdings, Inc. Now our business focuses on biological green-technology research and service. Currently, our main operation is revolving around germplasm innovation of major crops.

We have planned two business directions we are exploring. 1) Biofuel biomass resources. Biofuels are an essential component of our future energy supply and in the reduction of greenhouse gas emissions. Biomass resource is key to unlocking the true potential of biofuels. Emerging is bringing to market new biomass resources through genetic modification of natural weeds with high oil-production potential. Flixweed and yellow nutsedge are two weed species widespread in Kern County. Yellow nutsedge is a unique plant species that can accumulate up to 35% oil of tuber dry weight, perhaps the highest level observed in the number tissues of the plant kingdom (higher than soybean, peanut, etc.). Flixweed can accumulate up to 28% oil of seed dry weight. They thrive in almost any kind of soil. While they prefer moist soil, established plants will thrive even in dry soil. The large area of dry land in Kern County provides such great potential to develop such kind of weed biofuel project. 2) Hemp hybrid breeding and relevant products. Recreation and medical cannabis is not legalized by the federal, so we will develop a solid business model by focusing on CBD hemp, plastic hemp, and smokable hemp seeds breeding only. The "cannabis" we mentioned in this offering circular refers to "hemp" only. The fund we are trying to raise will only be used for the first planned project.

5. How many employees does the Company currently have?(§ 227.201(e))

The company currently has 0 employees.

6. Discuss the material factors that make an investment in the Company speculative or risky. (§227.201(f))

Readers and prospective investors in our common stock should carefully consider the following risk factors as *well* as *the other information contained or incorporated by reference in this prospectus.*

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.

The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a *policy of updating or revising forward-looking statements except* as *otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring* as *estimated in such forward-looking statements*

a. Risks Relating to Investing in a Start-up Company

Investing in early-stage companies is very risky, highly speculative, and should not be made by anyone who cannot afford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not find a market. Before investing, you should carefully consider the specific risks and disclosures related to both this offering type and the company

b. Risks Relating to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol "EMRH" on the OTC PINK Market operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

c. Because we are subject to the "Penny Stock" rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker- dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

d. Effect of Amended Rule 15c2-11 on the Company's securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11," the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (ie. a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances The Amended Rule 15c2-11 will require, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the Pink Sheets. The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information

e. **Public health epidemics or outbreaks** could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, and could have an adverse impact on our business and our financial results.

7. Describe the ownership and capital structure of the Company, including: the terms of the securities being offered and each other class of security of the Company, including the number of securities being offered and/or outstanding, whether or not such securities have voting rights, any limitations on such voting rights, how the terms of the securities being offered may be modified and a summary of the differences between such securities and each other class of security of the Company, and how the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company. (portions of § 227.201(m))

a. The Offering

i. Describe the terms of the securities being offered

Common share offered at a conversion price equals to 75% of the 30-day average bid price of the underlying common stock before the closing date of this offering (representing a 25% discount) as then quoted on the OTC Link ATS.

ii. Do the securities offered have voting rights? Yes☒ No☐

iii. Are there any limitations on any voting or other rights identified above? Yes☐ No☒ Explain:

b. Securities or Classes of Securities of the Issuer Outstanding

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other
Common Stock:				
Common Stock	500,000,000	122,582,567	Yes ☒ No ☐	Yes ☐ No ☒ Specify: 1 Share= 1 Vote

c. How the rights of the securities being offered may be materially limited, diluted or qualified by the rights of any other class of security of the Company.

The control shareholder has total control of the Company. Any new shareholders have limited actual power other than as available by law to protect minority shareholders.

8. Describe how the exercise of rights held by the principal shareholders of the Company could affect the purchasers of the securities being offered. (portions of§ 227.201(m))

None

9. Describe how the securities are being valued, and examples of methods for how such securities may be valued by the Company in the future, including during subsequent corporate actions. (portions of §227.201(m))

The Company has elected to use the Future Maintainable Earnings Valuation which is based on profitability of the business determining its value today

10. Describe the risks to purchasers of the securities relating to minority ownership in the Company and the risks associated with corporate actions including additional issuances of securities, Company repurchases of securities, a sale of the Company or of assets of the issuer or transactions with related parties (portions of§ 227.201(m))

The right to demand current distributions from an operating business is limited. A majority owner, if she is committed to avoiding any distributions to a minority owner, can usually avoid making any distributions of profits. By establishing generous reserves for future expenses, paying a salary to herself or her relatives at the high range of what is reasonable, pre-paying expenses, investing in new business or new equipment, leasing expensive cars, etc., a majority owner can spend enough that there are rarely any profits to be distributed. So long as the expenses are not grossly unreasonable, the investor, probably, won't be able to force the company to allow you to share in any of the current income of the company.

No right to participate in any management decisions of the company. The majority owner may make a decision that the investor thinks is bad and puts your interest in the company at risk. The investor may see the majority owner running the company into the ground The investor can try to convince him that it is the wrong decision, but he doesn't have to take your calls.

The investor has limited rights, if any, to have your interest bought out You may want to cash out your interest and do other things with the money. State law may give you the right to force the company to buy you out, but these rights are limited.

While the investor would be entitled to a share of any profits on sale of the entire business, a sale can be structured in a way to avoid any payout to minority owners, such as a sale of assets over time with the proceeds reinvested in another business.

11. Describe the restrictions on transfer of the securities, as set forth in§ 227.501. (portions of §227.201(m))

The securities issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) and in accordance with section 4A of the Securities Act (15 U.SC. 77d-1) and this part through TruCrowd, Inc. may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued in a transaction exempt from registration pursuant to section 4(a)(6) of the Securities Act (15 U.SC. 77d(a)(6)), unless such securities are transferred: to the issuer of the securities; to an accredited investor; as part of an offering registered with the Commission; or to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstances For purposes of this paragraph, the term "accredited investor" shall mean any person who comes within any of the categories set forth in§ 230.501(a) of this chapter, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person. For purposes of this paragraph, the term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law of the purchaser, and shall include adoptive relationships. For purposes of this paragraph, the term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

12. Describe the material terms of any indebtedness of the Company, including the amount, interest rate, maturity date and any other material terms.(§ 227.201(p))

Creditor Name(s)	Amount Outstanding	Maturity Date	Other Material Terms
Advances from Related Party (Junhua Guo)	$48,014	Due on Demand	See Below

Item (1) Advances from Related Party: In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders or directors. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances were considered temporary in nature and were not formalized by a signed promissory note.

As of December 31, 2025, Junhua Guo, Related Party, advanced the Company $48,014 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2025 the outstanding balance on this amount was $48,014.

As of December 31, 2024, Junhua Guo, Related Party, advanced the Company $44,724 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2024 the outstanding balance on this amount was $44,724.

As of December 31, 2023, Junhua Guo, Related Party, advanced the Company $42,043 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2023 the outstanding balance on this amount was $42,043.

As of December 31, 2022, Junhua Guo, Related Party, advanced the Company $39,529 to cover the Company's filing/ operating fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2022 the outstanding balance on this amount was $39,529.

As of December 31, 2021, Junhua Guo, Related Party, advanced the Company $37,075 to cover the Company's legal fees. This amount is non-interest bearing, payable on demand and unsecured. As of December 31, 2021 the outstanding balance on this amount was $37,075.

13. Describe exempt offerings conducted within the past three years. In providing a description of any

prior exempt offerings, disclose: the date of the offering; the offering exemption relied upon; the type of securities offered; and the amount of securities sold and the use of proceeds.(§ 227.201(q))

In 2025, Hong Kong Selead Consulting Co., Ltd. invested $299,708.89 in the Company through a private placement under Regulation D of the Securities Act of 1933 to support the Company's new agricultural business venture. The investment is intended to fund development activities related to cultivation infrastructure, operations, and product development.

14. Describe any transaction since the beginning of the Company's last fiscal year, or any currently proposed transaction, to which the Company was or is to be a party and the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6) of the Securities Act (15 U.S.C. 77d(a)(6)) during the preceding 12-month period, inclusive of the amount the Company seeks to raise in the current offering under section 4(a)(6) of the Securities Act, in which any of the following persons had or is to have a direct or indirect material interest: any director or officer o fthe issuer; any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power; if the Company was incorporated or organized within the past three years, any promoter of the Company; or any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter- in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse. For each transaction identified, disclose the name of the specified person and state his or her relationship to the Company, and the nature and, where practicable, the approximate amount of his or her interest in the transaction. The amount of such interest shall be computed without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, the approximate amount involved in the transaction shall be disclosed. A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.(§ 227.201(r))

NONE

15. Discuss the Company's financial condition, including, to the extent material, liquidity, capital resources and historical results of operations. The discussion must cover each period for which financial statements of the Company are provided. A Company also must include a discussion of any material changes or trends known to management in the financial condition and results of operations of the Company subsequent to the period for which financial statements are provided. For companies with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For companies with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Companies should take into account the proceeds of the offering and any other known or pending sources of capital. Companies also should discuss how the proceeds from the offering will affect the Company's liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the Company anticipates using its available cash. In addition, companies should describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the company in this question refer to the company and its predecessors, if any. (§ 227.201(s))

See attached "Financial Statements".

16. Provide financial statements (balance sheets, statements of comprehensive income, statements of cash flows, statements of changes in stockholders' equity and notes to the financial statements) for the two most recent fiscal periods prepared in accordance with United States Generally Accepted Accounting Principles. If any of the financial statements have been audited by an independent accountant, provide those statements. If any of the financial statements have been reviewed but not audited by an independent accountant, provide those statements. Label statements "unaudited" if they have not been audited. (portions of§ 227.201(t))

Please refer to the "Financial Statements" in this Annual Report. A subsequent section in this document provides the principal executive officer's certification of the financial statements.

Ongoing Reporting Requirements

Emerging Holdigns, Inc. has complied with the ongoing reporting requirements specified in Rule 202 of Regulation Crowdfunding (§ 227.202).

Emerging Holdings, Inc. will file a report electronically with the SEC annually and post the report on its web site www.emrhinc.com no later than 120 days after the end of each fiscal year covered by the report.

Bad Actor Disclosure: The Company is not subject to any Bad Actor Disqualifications under any relevant U.S. securities laws.

Note: Intentional misstatements or omissions of facts constitute federal criminal violations. See 18 U.S.C. 1001.

Signature

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form C-AR and has duly caused this Form to be signed on its behalf by the duly authorized undersigned.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

January 21, 2026
(Date)

Pursuant to the requirements of Sections 4(a)(6) and 4A of the Securities Act of 1933 and Regulation Crowdfunding (§ 227.100 et seq.), this Form C-AR has been signed by the following persons in the capacities and on the dates indicated.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

January 21, 2026
(Date)

Certification

I, Junhua Guo. certify that:

1. The financial statements of Emerging Holdings, Inc. included in this Form are true and complete in all material respects.

/s/ Junhua Guo
(Signature)

Junhua Guo
(Name)

Director/ President
(Title)

January 21, 2026
(Date)

EMERGING HOLDINGS, INC.
FOR THE YEAR ENDED DECEMBER 31, 2025
INDEX TO FINANCIAL STATEMENTS

EMERGING HOLDINGS, INC.
BALANCE SHEETS
FOR THE YEAR ENDED DECEMBER 31, 2025
(Unaudited)

		December 31, 2025		December 31, 2024
ASSETS				
Current assets				
Cash	$	134,901.69	$	—
Prepaid expenses		—		—
Total current assets	$	134,901.69	$	—
Property and equipment, net		161,302.20		—
Total assets	$	296,203.89	$	—
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	—	$	—
Due to related party		48,014.44		44,724
Total current liabilities		—		—
Notes payable		—		—
Other miscellaneous liabilities		—		—
Total Liabilities	$	48,014.44	$	44,724
Stockholder's deficit				
Common stock, $0.0001 par value; 500,000,000 shares authorized; 122,582,567 outstanding as of December 31, 2025		12,258		12,258
Preferred Series L Stock, $0.0001 par value, 1,000 authorized and 1,000 outstanding as of December 31, 2025		0.1		0.1
Additional paid in capital		1,401,450.89		1,101,742
Accumulated deficit		(1,165,519.44)		(1,158,724)
Total stockholders' equity		248,189.45		(44,724)
Total liabilities and stockholders' equity	$	296,203.89	$	—

The accompanying notes are an integral part of these financial statements

EMERGING HOLDINGS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(Unaudited)

	December 31, 2025	December 31, 2024
REVENUE	$ —	$ —
Cost of goods sold	—	—
Gross profit	—	—
OPERATING EXPENSES:		
General and administrative expenses	(6,795.44)	(2,681)
Total operating expenses	(6,795.44)	(2,681)
Loss before income taxes	(6,795.44)	(2,681)
Income tax benefit (expense)	—	—
NET LOSS	$ (6,795.44)	$ (2,681)
Basic and diluted earnings per share on net loss	$ (0.000)	$ (0.000)
Weighted average shares outstanding – basic and diluted	122,582,567	122,582,567

The accompanying notes are an integral part of these financial statements

EMERGING HOLDINGS, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT (EQUITY)
FOR THE YEAR ENDED DECEMBER 31, 2025
(Unaudited)

	Common Stock		Preferred				
Description	**Shares**	**Amount**	**Shares**	**Amount**	**Additional Paid-In Capital**	**Accumulated Deficit**	**Total**
Balance, December 31, 2024	122,582,567	$ 12,258	1,000	$ 0.1	$ 1,101,742	$(1,158,724)	$(44,724)
New investment	—	—	—	—	$ 299,708.89	—	$299,708.89
Net loss	—	—	—	—	—	$(6,795.44)	$(6,795.44)
Balance, December 31, 2025	122,582,567	$ 12,258	1,000	$ 0.1	$ 1,401,450.89	$(1,165,519.44)	$248,189.45

The accompanying notes are an integral part of these financial statements

EMERGING HOLDINGS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2025
(Unaudited)

		December 31, 2025		December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:				
Net loss	$	(6,795.44)	$	(2,681)
Changes in operating assets and liabilities:				
Due to related party		3,290.44		2,681
Net cash used in operating activities		(3,505)		—
CASH FLOWS FROM INVESTING ACTIVITES				
Purchase of land (including escrow & wire fee)		(161,302.20)		—
Net cash used in investing activities		(161,302.20)		
CASH FLOW FROM FINANCING ACTIVITES				
Proceeds from external investment		299,708.89		—
Proceeds from related-party loan		3,290.44		—
Net cash provided by financing activities		302,999.33		—
NET INCREASE IN CASH		134,901.69		—
CASH, BEGINNING OF PERIOD		—		—
CASH, END OF PERIOD	$	134,901.69	$	—
Supplemental disclosure of cash flow information				
Cash paid for interest expense	$	—	$	—
Cash paid for income taxes	$	—	$	—
Non-cash operating and financing activities				
Stock issuance expenses	$	—	$	—

The accompanying notes are an integral part of these financial statements

EMERGING HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2025

1. Nature of operations

Emerging Holdings, Inc. (the "Company") was incorporated in the State of Nevada on July 1, 2004. Following its formation, the Company initially sought to develop and distribute technology-related products and services and explored various international investment opportunities, including in the People's Republic of China and Dubai.

During its early history, certain former shareholders and executives were involved in securities enforcement matters that were unrelated to the Company's current management or operations. These matters arose more than a decade ago and did not involve the present controlling parties. As a result of legacy corporate governance issues, the Company was placed into custodianship by the Eighth Judicial District Court of Clark County, Nevada. On March 25, 2008, Bottomline Associates LLC was appointed as custodian, and Joseph Bartel was designated as President and sole Director.

On March 2, 2021, pursuant to Case No. A-21-827606-P, the Nevada district court granted custodianship of the Company to Junhua Guo. Since that time, the Company has undergone restructuring and repositioning under new custodial control and management, with no involvement by former officers or shareholders associated with prior enforcement actions.

The Company has transitioned its business focus to sustainable agriculture and health-oriented food products. Emerging Holdings, Inc. currently operates on a 20.06-acre property located in Cuyama, Santa Barbara County, California. The property includes an existing on-site well that provides water for cultivation activities. The Company is in the process of obtaining a land use permit from Santa Barbara County to construct a hoop house to support controlled-environment cultivation.

The Company's agricultural products include high-value organic vegetables and specialty crops such as oyster mushrooms and red and black goji berries. In addition, the Company plans to develop value-added products, including juices and functional beverages, aimed at supporting health and wellness.

In 2025, Hong Kong Selead Consulting Co., Ltd. invested $299,708.89 to support the Company's new agricultural business venture. The investment is intended to fund development activities related to cultivation infrastructure, operations, and product development.

Management believes this strategic transition represents a new operational phase for the Company, distinct from its historical activities, and is focused on building a sustainable, compliant, and scalable agricultural business.

2. Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update ("ASU") 2014-09, *"Revenue from contracts with customers,"* (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, *Fair Value Measurements*. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, *Financial Instruments* ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC subtopic 820-10, *Fair Value Measurements and Disclosures* ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, *Accounting for Income Taxes*, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, *Earnings Per Share,* which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2025, the Company reported cash of $134,901.69, total assets of $296,203.89, total liabilities of $48,014.44, and stockholders' equity of $248,189.45. The Company continues to report an accumulated deficit of $1,165,519.44 and incurred net losses during the year. Although the Company's financial condition improved during 2025 as a result of capital contributions and asset acquisitions related to its agricultural business, the Company has not yet generated revenues from operations.

The Company's ability to continue as a going concern remains dependent upon its ability to commence revenue-generating operations and, if necessary, obtain additional financing to support ongoing operations, capital expenditures, and working capital needs. Management intends to fund operations through a combination of equity financing, related-party support, and potential debt financing. However, there can be no assurance that such financing will be available on acceptable terms, or at all, or that the Company will achieve profitable operations.

4. Commitments and contingencies

During the normal course of business, the Company may be subject to litigation, claims, assessments, and other contingencies arising from its operations. The Company evaluates such matters in accordance with FASB ASC 450-20, Contingencies. This evaluation includes an assessment of the nature of the matter, the Company's potential exposure, the likelihood of an unfavorable outcome, and the ability to reasonably estimate any potential loss. Where an unfavorable outcome is considered probable and the amount of loss can be reasonably estimated, the Company records an accrual for the estimated loss.

As of December 31, 2025, the Company was not aware of any pending or threatened litigation, claims, or other contingencies that would require accrual in the accompanying financial statements.

The Company has been named as a defendant, along with other landowners, in certain groundwater-related litigation initiated by third parties seeking adjudication of water rights in the region where the Company's property is located. The Company is not actively participating in these proceedings and, as of December 31, 2025, has not incurred material legal costs related to the matter. Management does not believe that a loss is probable or reasonably estimable at this time, and accordingly no accrual has been recorded. The ultimate outcome of this matter cannot be determined at this time.

Management is not aware of any other material commitments or contingencies that would have a material adverse effect on the Company's financial position, results of operations, or cash flows.

5. Related party transactions

As of December 31, 2025, the Company had a balance of $48,014.44 due to a related party. This balance represents advances provided to fund operations and is non-interest bearing. No related party transactions were conducted during the year ended December 31, 2025 that resulted in additional activity beyond the existing balance.

6. Equity

Common Stock

The Company has 500,000,000 Shares of Common Stock authorized, and 122,582,567 Shares of Common Stock issued and outstanding with a par value of $0.0001 as of December 31, 2025.

Preferred Stock – Series L

The Company is authorized to issue 1,000 shares of Preferred Stock with a par value of $0.0001 per share. As of December 31, 2025, the Company had 1,000 shares of Preferred Stock issued and outstanding.

7. Legal proceedings

As of the date of this filing, the Company is not actively participating in any pending legal proceedings. The Company has been named as a defendant, along with other landowners, in certain groundwater-related litigation initiated by third parties seeking adjudication of water rights in the region where the Company's property is located.

As of December 31, 2025, the Company has not incurred material legal costs related to this matter. Management does not believe that a loss is probable or reasonably estimable at this time, and accordingly no accrual has been recorded. The ultimate outcome of this matter cannot be determined at this time.

Apart from the foregoing, the Company is not a party to any other pending or threatened legal proceedings, and no other lawsuits or claims have been filed against the Company.

8. Subsequent events

Management evaluated subsequent events through the date of these financials and determined that there were no events that would require additional disclosure.